UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

WuXi Letter of Intent

On June 15, 2020, Vir Biotechnology, Inc. (the “Company”) and WuXi Biologics (Hong Kong) Limited (“WuXi”) entered into a binding letter of intent (the “WuXi Letter Agreement”), pursuant to which WuXi will perform certain development and manufacturing services for the Company’s SARS-CoV-2 antibody program. Under the terms of the WuXi Letter Agreement, the Company has committed to purchase a firm and binding capacity reservation for the manufacture of a specified number of batches of drug substance of the Company’s SARS-CoV-2 antibody in 2020 and 2021. In addition, the Company has the right to order an additional specified number of batches of drug substance, provided it makes such election by a specified date in the fourth calendar quarter in 2020. WuXi is obligated to reserve such manufacturing slots on a non-cancellable basis, and will manufacture the agreed number of batches of drug substance in accordance with an agreed manufacturing schedule. The Company is obligated to pay a total of approximately $130.0 million for such capacity reservation, if all batches are manufactured, inclusive of estimated raw material costs, with between 70% and 80% of the batch production fees owed to WuXi on a take-or-pay basis regardless of whether such manufacturing slots are utilized by the Company. The amounts will be payable during 2020 and 2021 and invoiced on a per-batch basis. The SARS-CoV-2 antibody drug substance contemplated to be manufactured in accordance with the terms of the WuXi Letter Agreement will be utilized in connection with progressing the development and commercialization of the SARS-CoV-2 antibody product under the Company’s collaboration with Glaxo Wellcome UK Limited and Beecham S.A.

The parties will continue to negotiate additional terms in a definitive commercial manufacturing and supply agreement (the “Definitive Agreement”) and will use their respective commercially reasonable efforts to execute the Definitive Agreement before July 30, 2020. The WuXi Letter Agreement will terminate upon the execution of the Definitive Agreement or mutual written agreement by the parties.

The foregoing description of the material terms of the WuXi Letter Agreement is qualified in its entirety by reference to the full text of the WuXi Letter Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

WuXi Collaboration Agreement

In February 2020, the Company entered into a development and manufacturing collaboration agreement with WuXi (the “WuXi Collaboration Agreement”), for the clinical development, manufacturing, and commercialization of the Company’s proprietary antibodies developed for SARS-CoV-2. Under the WuXi Collaboration Agreement, WuXi will conduct cell-line development, process and formulation development, and initial manufacturing for clinical development. WuXi will have the right to commercialize products incorporating such antibodies in greater China pursuant to an exclusive license granted for the selected antibodies that have been developed. The Company will have the right to commercialize such products in all other markets worldwide.

WuXi will perform mutually agreed development and manufacturing activities, under individual statements of work. In addition, the parties agreed that WuXi will pay the Company tiered royalties at percentages ranging from the high single-digits to mid-teens on annual net sales of all products sold by WuXi in greater China. The royalties are payable for a specified, standard royalty term. In addition, if WuXi sublicenses its commercialization rights to a third party, WuXi will pay the Company a percentage of the sublicense revenue received from such third party. The WuXi Collaboration Agreement will continue until the expiration of WuXi’s payment obligations to the Company, unless terminated earlier. If terminated earlier, the WuXi Collaboration Agreement may be terminated by (i) the written agreement of both parties, (ii) WuXi following the one year anniversary of the WuXi Collaboration Agreement effective date with respect to the entire agreement of on a product by product basis with ninety days’ prior written notice or (iii) by either party if the other party materially breaches the WuXi Collaboration Agreement and fails to cure such breach within sixty days.

As a result of the expansion of the relationship with WuXi as a result of the WuXi Letter Agreement, the Company now deems the WuXi Collaboration Agreement to be a material definitive agreement.

The foregoing description of the material terms of the WuXi Collaboration Agreement is qualified in its entirety by reference to the full text of the WuXi Collaboration Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

March 2020 Patent License Agreement with Xencor

In March 2020, the Company entered into a patent license agreement (“Xencor License Agreement”) with Xencor, Inc. (“Xencor”). Pursuant to the Xencor License Agreement, the Company obtained a non-exclusive, sublicensable (only to the Company’s affiliates and subcontractors) license to incorporate Xencor’s half-life extension Fc region-related technologies into, and to evaluate, antibodies that target any component of a coronavirus, including SARS-CoV-2, SARS-CoV and MERS-CoV, and a worldwide, non-exclusive, sublicensable license to develop and commercialize products containing such antibodies incorporating such technologies for all uses, including the treatment, palliation, diagnosis and prevention of human or animal diseases, disorders or conditions. The Company is obligated to use commercially reasonable efforts to develop and commercialize an antibody product that incorporates Xencor’s half-life extension Fc-related technologies, for each of the coronavirus research programs. These technologies are used in the Company’s VIR-7831 and VIR-7832 product candidates.

In consideration for the grant of the license, the Company will be obligated to pay royalties based on net sales of licensed products in the mid-single-digits. The royalties are payable, on a product-by-product and country-by-country basis, until the later of expiration of the last to expire valid claim in the licensed patents covering such product in such country or 12 years.

The Xencor License Agreement will remain in force, on a product-by-product and country-by-country basis, until expiration of all royalty payment obligations under the agreement. The Company may terminate the Xencor License Agreement in its entirety, or on a target-by-target basis, for convenience upon 60 days’ written notice. Either party may terminate the Xencor License Agreement for the other party’s uncured material breach upon 60 days’ written notice (or 30 days in the case of non-payment) or in the event of bankruptcy of the other party immediately upon written notice. Xencor may terminate the Xencor License Agreement immediately upon written notice if the Company challenges, or upon 30 days’ written notice if any of the Company’s sublicensees challenge, the validity or enforceability of any patent licensed to the Company under the Xencor License Agreement.

The Company now deems the Xencor License Agreement to be a material definitive agreement due to the Company’s development of its VIR-7831 and VIR-7832 product candidates.

The foregoing description of the material terms of the Xencor License Agreement is qualified in its entirety by reference to the full text of the Xencor License Agreement, a copy of which is filed as Exhibit 99.1 to this filing.

Item 8.01 Other Events.

Brii Bio Option Exercise

In May 2018, the Company entered into an option and license agreement with Brii Biosciences Limited (previously named BiiG Therapeutics Limited), and Brii Biosciences Offshore Limited (“Brii Bio”), pursuant to which the Company granted to Brii Bio, with respect to up to four of the Company’s programs (excluding monoclonal antibodies in the Company’s active research and development program against coronaviruses), an exclusive option to obtain exclusive rights to develop and commercialize compounds and products arising from such programs in greater China for the treatment, palliation, diagnosis, prevention or cure of acute and chronic diseases of infectious pathogen origin or hosted by pathogen infection. Brii Bio may exercise each of its options following the Company’s achievement of proof of concept for the first product in such program.

On June 12, 2020, following the Company’s achievement of proof of concept for VIR-2218, Brii Bio notified the Company of the exercise of its option to obtain exclusive rights to develop and commercialize compounds and products arising from VIR-2218 in greater China. Brii Bio paid the Company a $20.0 million option exercise fee in connection with the option exercise, half of which the Company will pay to Alnylam Pharmaceuticals, Inc. (“Alnylam”) in connection with the Company’s collaboration and license agreement with Alnylam.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the potential benefits of the Company’s collaborations with WuXi, Xencor and Brii Bio, the Company’s ability to develop and manufacture antibodies for SARS-CoV-2, the Company’s ability to incorporate Xencor’s half-life extension Fc region-related technologies into, and to evaluate antibodies for coronaviruses, including SARS-CoV-2, and the Company’s ability to address the current COVID-19 pandemic and future outbreaks of the disease. Many factors may cause differences between current expectations and actual results including unexpected results during clinical trials, challenges in identifying new anti-viral antibodies, challenges in identifying and inhibiting cellular targets, difficulties in obtaining regulatory approval, clinical site activation rates or clinical trial enrollment rates that are lower than expected, changes in expected or existing competition, delays or disruptions in the Company’s business or clinical trials due to the COVID-19 pandemic, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1+	Patent License Agreement between the Company and Xencor, Inc., dated March 25, 2020

+ Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vir Biotechnology, Inc.

Date: June 19, 2020	By:	/s/ Howard Horn
Howard Horn Chief Financial Officer